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                                                                Exhibit 99.1(b)3
UNAUDITED CONSOLIDATED BALANCE SHEETS
NATIONAL DATA CORPORATION AND SUBSIDIARIES

(In thousands, except share and per share data)
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                                                                                          November 30,             May 31,
                                                                                             2000                   2000
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ASSETS
Current assets:
  Cash and cash equivalents                                                               $     7,286            $    1,789

  Accounts receivable                                                                          61,648                73,025
  Allowance for doubtful accounts                                                              (6,243)               (7,316)
                                                                                          -----------            ----------
     Accounts receivable, net                                                                  55,405                65,709
                                                                                          -----------            ----------
  Income tax receivable                                                                        28,867                 1,962
  Deferred income taxes                                                                           298                20,097
  Prepaid expenses and other current assets                                                    17,275                13,857
                                                                                          -----------            ----------
      Total current assets                                                                    109,131               103,414
                                                                                          -----------            ----------

Property and equipment, net                                                                    79,130                69,265
Intangible assets, net                                                                        217,275               214,800
Deferred income taxes                                                                          15,565                32,247
Investments                                                                                    36,322                 5,948
Other                                                                                           9,539                 4,346
Net assets of discontinued operations                                                         205,702               220,312
                                                                                          -----------            ----------

Total Assets                                                                              $   672,664            $  650,332
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                                                          $    57,000            $   68,500
  Current portion of long-term debt                                                               164                   159
  Obligations under capital leases                                                              5,362                 5,803
  Accounts payable and accrued liabilities                                                     57,183                55,082
  Accrued spinoff related liabilities                                                          10,819                     -
  Deferred income                                                                              23,899                23,319
                                                                                          -----------            ----------
      Total current liabilities                                                               154,427               152,863
                                                                                          -----------            ----------
Long-term debt                                                                                152,425               152,495
Obligations under capital leases                                                                1,607                 1,793
Other long-term liabilities                                                                    15,016                13,045
                                                                                          -----------            ----------
      Total liabilities                                                                       323,475               320,196
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Commitments and contingencies

Shareholders' equity:
  Preferred stock, par value $1.00 per share; 1,000,000 shares authorized, none issued              -                     -
  Common stock, par value $.125 per share; 200,000,000 shares authorized; 33,953,008
     shares issued                                                                              4,244                 4,244
  Capital in excess of par value                                                              348,174               349,387
  Treasury stock, at cost, 1,019,859 and 1,211,880 shares, respectively                       (26,897)              (31,960)
  Retained earnings                                                                            38,375                20,763
  Deferred compensation                                                                        (6,798)               (7,332)
  Unrealized holding loss                                                                      (4,264)               (1,727)
  Cumulative translation adjustment                                                            (3,645)               (3,239)
                                                                                          -----------            ----------
      Total shareholders' equity                                                              349,189               330,136
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Total Liabilities and Shareholders' Equity                                                $   672,664            $  650,332
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